Exhibit 99.1

TriNet Announces Third Quarter 2019 Results

11% Growth in GAAP Total Revenues and 4% Decline in Net Service Revenues for the Third Quarter
8% Growth in GAAP Net Income and 6% Growth in Adjusted Net Income for the Third Quarter

DUBLIN, Calif. — October 24, 2019 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the third quarter ended September 30, 2019. The third quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
Third quarter highlights include:

•	Total revenues increased 11% to $969 million and Net Service Revenues decreased 4% to $221 million, each as compared to the same period last year.

•	Net income was $55 million, or $0.78 per diluted share, compared to net income of $51 million, or $0.71 per diluted share, in the same period last year.

•	Adjusted Net Income was $58 million, or $0.81 per diluted share, compared to Adjusted Net Income of $55 million, or $0.75 per diluted share, in the same period last year.

•	Adjusted EBITDA was $93 million, an 8% increase from the same period last year.

•	Total WSEs increased 4% compared to the same period last year, at approximately 332,000.

•	Average WSEs increased 4% as compared to the same period last year, at approximately 331,000.

“During the third quarter, we continued to accelerate the momentum in our business as we successfully delivered our value proposition into our installed base and to new customers,” said Burton M. Goldfield, TriNet’s President and CEO. “We did experience higher insurance costs during the quarter, and we have already taken steps to mitigate their impact to 2020. With the current momentum in our business coupled with the steps we’ve taken, we believe we are well positioned to continue to deliver profitable growth for our shareholders.”
TriNet’s total revenues for the third quarter of 2019 increased 11% from the third quarter of 2018 to $969 million, while Net Service Revenues (Total revenues less insurance costs) for the third quarter of 2019 decreased 4% from the third quarter of 2018 to $221 million. Net Insurance Service Revenues consisted of insurance service revenues of $839 million, less insurance costs of $748 million. Professional service revenues for the third quarter of 2019 increased 8%, and Net Insurance Service Revenues for the third quarter of 2019 decreased 17%, each as compared to the third quarter of 2018.
At September 30, 2019, TriNet had cash and cash equivalents of $216 million and total debt of $397 million.
Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the nine months ended September 30, 2019 with the SEC and making it available at http://www.trinet.com today, October 24, 2019. This press release should be read in conjunction with the Form 10-Q and the related Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and its outlook for the third quarter and 2019. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10135972. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10135972.
About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to us, allowing them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allow our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: its ability to execute its strategic operational plan, including its vertical strategy and process and common platform improvement initiative, its ability to successfully leverage its scale, and its ability to deliver profitable growth. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “impact,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; our ability to be recognized as an employer of worksite employees under federal and state regulations; our ability to mitigate business risks associated with our co-employment relationship with our worksite employees; our ability to secure private and confidential client and worksite employee data and our information technology infrastructure against cyber-attacks and security breaches; our ability to manage unexpected changes in workers’ compensation and health insurance claims by worksite employees; fluctuation in our results of operation and stock price as a result of numerous factors, many of which are outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; failures or limitations in the business systems we rely upon; our ability to improve our technology to meet the expectations of our clients; our ability to properly manage our internal controls over financial reporting; our ability to effectively integrate businesses we have acquired and new businesses we may acquire in the future; the effects of volatility in the financial and economic environment on the businesses that make up our client base; our ability to effectively manage and improve our operational processes; market acceptance of our vertical strategy; our ability to manage our sales force effectively; the ability of our products and services to compete effectively in our industry; the concentration of our clients in certain geographies and industries; the outcome of existing and future legal proceedings; changes in our income tax positions or adverse outcomes from on-going and future audits; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to manage our client attrition; our ability to comply with the restrictions of our credit facility and meet our debt obligations; the impact of concentrated ownership in our stock; and the effects of increased competition and our ability to compete effectively.
Further information on risks that could affect TriNet’s results is included in our filings with the U.S. Securities and Exchange Commission (SEC), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Fatima Afzal
TriNet	TriNet
Investorrelations@TriNet.com	Fatima.Afzal@TriNet.com
(510) 875-7201	(510) 875-7265

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share and WSE data)	2019	2018	% Change	2019	2018	% Change
Income Statement Data:
Total revenues	$969	$875	11%	$2,838	$2,586	10%
Operating income	68	62	9	205	209	(2)
Net income	55	51	8	164	163	1
Diluted net income per share of common stock	0.78	0.71	11	2.31	2.25	3
Non-GAAP measures (1):
Net Service Revenues	221	228	(4)	703	668	5
Net Insurance Service Revenues	91	109	(17)	310	305	1
Adjusted EBITDA	93	88	8	286	277	3
Adjusted Net income	58	55	6	177	176	1
Operating Metrics:
Total WSEs payroll and payroll taxes processed	$9,381	$8,669	8%	$30,113	$27,360	10%
Average WSEs	330,970	318,129	4	320,868	315,512	2
Total WSEs at period end	331,584	317,496	4	331,584	317,496	4
(1)    Refer to Non-GAAP Financial Measures section below for definitions and reconciliations from GAAP measures.

(in millions)	September 30, 2019	December 31, 2018	% Change
Balance Sheet Data:
Cash and cash equivalents	$216	$228	(5)%
Working capital	253	221	15
Total assets	2,245	2,435	(8)
Long-term debt	397	413	(4)
Total liabilities	1,768	2,060	(14)
Total stockholders’ equity	477	375	27

	Nine Months Ended September 30,
(in millions)	2019	2018	% Change
Cash Flow Data:
Net cash used in operating activities	$(211)	$(476)	(56)%
Net cash used in investing activities	(30)	(169)	(82)
Net cash used in financing activities	(109)	(62)	76
Non-GAAP measures (1):
Corporate operating cash flows	146	184	(21)

(1)	Refer to Non-GAAP Financial Measures section in the following pages for definitions and reconciliations from GAAP measures.

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2019	2018	2019	2018
Professional service revenues	$130	$119	$393	$363
Insurance service revenues	839	756	2,445	2,223
Total revenues	969	875	2,838	2,586
Insurance costs	748	647	2,135	1,918
Cost of providing services	59	58	186	166
Sales and marketing	47	52	145	132
General and administrative	27	33	99	95
Systems development and programming	9	12	34	36
Depreciation and amortization of intangible assets	11	11	34	30
Total costs and operating expenses	901	813	2,633	2,377
Operating income	68	62	205	209
Other income (expense):
Interest expense, bank fees and other	(6)	(5)	(17)	(17)
Interest income	5	3	18	7
Income before provision for income taxes	67	60	206	199
Income tax expense	12	9	42	36
Net income	$55	$51	$164	$163
Other comprehensive income, net of tax	—	—	1	—
Comprehensive income	$55	$51	$165	$163

Net income per share:
Basic	$0.80	$0.73	$2.35	$2.32
Diluted	$0.78	$0.71	$2.31	$2.25
Weighted average shares:
Basic	69,612,362	70,556,877	69,740,956	70,353,597
Diluted	70,972,874	72,599,944	71,069,852	72,388,598

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$216	$228
Investments	67	54
Restricted cash, cash equivalents and investments	585	942
Accounts receivable, net	9	11
Unbilled revenue, net	366	304
Prepaid expenses, net	63	48
Other current assets	69	59
Total current assets	1,375	1,646
Restricted cash, cash equivalents and investments, noncurrent	198	187
Investments, noncurrent	128	135
Property & equipment, net	86	79
Operating lease right-of-use asset	57	—
Goodwill	289	289
Other intangible assets, net	17	21
Other assets	95	78
Total assets	$2,245	$2,435
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$33	$45
Long-term debt	22	22
Client deposits	28	56
Accrued wages	405	352
Accrued health insurance costs, net	156	135
Accrued workers' compensation costs, net	63	67
Payroll tax liabilities and other payroll withholdings	389	729
Operating lease liabilities	17	—
Insurance premiums and other payables	9	19
Total current liabilities	1,122	1,425
Long-term debt, noncurrent	375	391
Accrued workers' compensation costs, noncurrent, net	146	158
Deferred taxes	64	68
Operating lease liabilities, noncurrent	52	—
Other non-current liabilities	9	18
Total liabilities	1,768	2,060
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	676	641
Accumulated deficit	(200)	(266)
Accumulated other comprehensive income	1	—
Total stockholders’ equity	477	375
Total liabilities and stockholders’ equity	$2,245	$2,435

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(In millions)	2019	2018
Operating activities
Net income	$164	$163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41	36
Noncash lease expense	14	—
Stock-based compensation	29	31
Changes in operating assets and liabilities:
Accounts receivable, net	5	12
Unbilled revenue, net	(61)	(3)
Prepaid expenses, net	(17)	(26)
Other assets	(34)	(54)
Accounts payable and other current liabilities	(16)	(18)
Client deposits	(28)	(17)
Accrued wages	53	34
Accrued health insurance costs, net	21	(7)
Accrued workers' compensation costs, net	(16)	(5)
Payroll taxes payable and other payroll withholdings	(340)	(616)
Operating lease liabilities	(13)	—
Other liabilities	(13)	(6)
Net cash used in operating activities	(211)	(476)
Investing activities
Purchases of marketable securities	(109)	(223)
Proceeds from sale and maturity of marketable securities	113	87
Acquisitions of property and equipment	(34)	(33)
Net cash (used in) provided by investing activities	(30)	(169)
Financing activities
Repurchase of common stock	(84)	(47)
Proceeds from issuance of common stock from employee stock purchase plan	4	3
Proceeds from issuance of common stock from exercised options	2	6
Awards effectively repurchased for required employee withholding taxes	(14)	(15)
Proceeds from issuance of notes payable, net	—	210
Payments for extinguishment of debt	—	(204)
Repayment of debt	(17)	(15)
Net cash used in financing activities	(109)	(62)
Net decrease in unrestricted and restricted cash and cash equivalents	(350)	(707)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	$1,349	1,738
End of period	$999	$1,031

Supplemental disclosures of cash flow information
Interest paid	15	13
Income taxes paid, net	48	33
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	4	2

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.
• We also sometimes refer to Net Insurance Service Margin, which is the ratio of Net Insurance Revenue to Insurance Service Revenue.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
•We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to Net Service Revenue.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2),
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

Corporate Operating Cash Flows
• Net cash (used in) provided by operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).

• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.

(1)
Non-GAAP effective tax rate is 26% for 2019 and 2018 which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.

(2)	Non-cash interest expense represents amortization and write-off of our debt issuance costs.

NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of total revenues to Net Service Revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Total revenues	$969	$875	$2,838	$2,586
Less: Insurance costs	748	647	2,135	1,918
Net Service Revenues	$221	$228	$703	$668
The table below presents a reconciliation of insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Insurance service revenues	$839	$756	$2,445	$2,223
Less: Insurance costs	748	647	2,135	1,918
Net Insurance Service Revenues	$91	$109	$310	$305
Net Insurance Service Revenue Margin	11%	14%	13%	14%

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Net income	$55	$51	$164	$163
Provision for income taxes	12	9	42	36
Stock based compensation	9	12	29	31
Interest expense and bank fees	6	5	17	17
Depreciation and amortization of intangible assets	11	11	34	30
Adjusted EBITDA	$93	$88	$286	$277
Adjusted EBITDA Margin	43%	38%	41%	41%

The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2019	2018	2019	2018
Net income	$55	$51	$164	$163
Effective income tax rate adjustment	(5)	(6)	(12)	(16)
Stock based compensation	9	12	29	31
Amortization of intangible assets	1	1	4	4
Non-cash interest expense	1	—	1	4
Income tax impact of pre-tax adjustments	(3)	(3)	(9)	(10)
Adjusted Net Income	$58	$55	$177	$176
GAAP Weighted average shares of common stock - diluted	71	73	71	72
Adjusted Net Income per share - diluted	$0.81	$0.75	$2.49	$2.43

NON-GAAP FINANCIAL MEASURES

The table below presents a reconciliation of net cash used in operating activities to corporate operating cash flows:

	Nine Months Ended September 30,
(in millions)	2019	2018
Net cash used in operating activities	$(211)	$(476)
Change in WSE related other current assets	65	51
Change in WSE related liabilities	292	609
Corporate Operating Cash Flows	$146	$184